EXHIBIT 99.1
PHOENIX TECHNOLOGIES LTD. REPORTS SECOND QUARTER FY2008 FINANCIAL RESULTS
Revenues Increase 89% Over Prior Year Second Quarter
MILPITAS, Calif.: April 22, 2007 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems software, today announced its financial results for the second quarter of fiscal year 2008, which ended March 31, 2008.
Highlights for Q2 FY2008 included:
— Total revenues grew approximately 89% to $17.1 million, compared with $9.0 million in Q2 FY2007;
— Gross margin improved to 89% of revenue, compared with 73% of revenue in Q2 FY2007;
— GAAP net loss was ($1.4 million), or ($0.05) per diluted share, compared with a loss of ($6.0 million), or ($0.23) per share in Q2 FY2007;
— On a non-GAAP basis, net income was $2.3 million, or $0.08 per diluted share, compared with a non-GAAP net loss of ($3.2 million), or ($0.13) per share in Q2 FY2007.
Other financial highlights include:
— $7.5 million in positive cash flow from operations, compared to ($0.5 million) in negative cash flow from operations for Q2 FY2007;
— Deferred revenue of $14.4 million, compared to $11.8 million at September 30, 2007;
— Cash and cash equivalents were $79.0 million, compared to $62.7 million at September 30, 2007.
President and CEO Woody Hobbs said, “Phoenix is an exciting company which serves not only as a great vehicle for immediate value but as the foundation of the next generation of personal computing. We are reporting another very successful quarter, which underscores the strength of our core business. We are delivering solid margins and cash flow while simultaneously building a new scalable infrastructure and new products needed to execute against our game-changing strategic goals.
“Over the last two months we have announced agreements to acquire BeInSync and TouchStone Software, moving us closer to the realization of PC 3.0™, which we expect will create a radical and revolutionary transformation of the PC user experience. We also announced numerous major partnerships for Phoenix FailSafe™ and HyperSpace™, laying the foundation for additional revenue in future quarters.”

Richard Arnold, COO and CFO, said, “During the second quarter we posted impressive year-over-year revenue growth and delivered sustained and growing cash flow, which has enabled us to internally fund our merger and acquisitions program. From a bookings perspective, we had a very strong quarter, ending with unbilled Volume Purchase commitments above $40 million, representing a more than 100% increase over the prior year quarter. Combined with deferred revenues, our total order backlog for the quarter is now nearly $55 million, or 92% higher than year-ago levels. This positions us well for sustained revenue growth over future quarters as we begin to invoice and recognize this revenue.”
Conference Call
The Company will conduct its regularly scheduled financial announcement conference call on Tuesday, April 22, 2008, at 5:30 a.m. PT (8:30 a.m. ET). Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at http://investor.phoenix.com/webcasts.cfm, which will also contain supplemental financial information related to the conference call. A replay of the web cast will be available two hours after the conclusion of the call and will be available for 30 calendar days. Alternatively, investors can listen to the conference call via telephone at: 800-896-8445 (U.S/Canada) or 785-830-1916 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until 8:30 a.m. PT on Friday, April 25, 2008. The audio replay can be accessed by dialing 888-203-1112 (U.S./Canada) or 719-457-0820 (international) and entering conference call ID 4588040.
About Phoenix Technologies
Phoenix Technologies Ltd. (Nasdaq: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions that will help them differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products, AwardCore, SecureCore, FailSafe and HyperSpace, are revolutionizing the PC user experience by delivering unprecedented security, reliability and ease-of-use. The Company established industry leadership with its original BIOS product in 1983, has 155 technology patents and 139 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com
Phoenix, Phoenix Technologies, Phoenix FailSafe, HyperSpace, HyperCore, PC 3.0 and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.
Use of Non-GAAP Financial Information
To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) information in this press release. Total non-GAAP adjustments in the second quarter of fiscal year 2008 were $3.7 million compared to $2.7 million of non-GAAP adjustments in the second quarter of fiscal year 2007. The adjustments in the current quarter consist principally of non-cash stock compensation expense as required according to Statement of

Financial Accounting Standards (SFAS 123R). These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) provided in the financial statements which accompany this press release.
Safe Harbor
With the exception of historical information, the statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s ability to maintain its current level of operational efficiency and financial performance, the prospects and impact of the Company’s recently announced acquisitions and partnerships, and the Company’s vision for its new products and PC 3.0. These statements involve risk and uncertainties, including: our dependence on key customers; our ability to successfully enhance existing products and develop and market new products and technologies; our ability to remain profitable; our ability to meet our capital requirements in the long-term and maintain positive cash flow from operations; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to successfully compete in new markets where we do not have significant prior experience; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; risks associated with any acquisition strategy that we might employ; results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; our ability to increase the number of volume purchase agreements and pay-as-you-go arrangements with customers; any material weakness in our internal controls over financial reporting; changes in financial accounting standards and our cost of compliance; the effects of any software viruses or other breaches of our network security, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; and changes in our effective tax rates. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Relations Contacts:
Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
investor_relations@phoenix.com
The Piacente Group, Investor Relations
Sanjay M. Hurry
Tel. +1 212 481 2050
phoenix@thepiacentegroup.com
SOURCE: Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	September 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$78,985	$62,705
Accounts receivable, net of allowances	4,018	6,383
Other assets — current	1,894	3,496

Total current assets	84,897	72,584

Property and equipment, net	2,709	2,791
Purchased technology and intangible assets, net	3,500	3,571
Goodwill	14,497	14,497
Other assets — noncurrent	3,132	1,037

Total assets	$108,735	$94,480

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,182	$1,186
Accrued compensation and related liabilities	3,646	3,922
Deferred revenue	14,383	11,805
Income taxes payable	3,177	11,733
Accrued restructuring charges — current	813	1,905
Other liabilities — current	2,393	1,744

Total current liabilities	25,594	32,295

Accrued restructuring charges — noncurrent	37	358
Income taxes payable — noncurrent	12,163	—
Other liabilities — noncurrent	2,328	2,055

Total liabilities	40,122	34,708

Stockholders’ equity:
Preferred stock	—	—
Common stock	28	28
Additional paid-in capital	215,037	206,800
Accumulated deficit	(54,436)	(55,311)
Accumulated other comprehensive loss	(338)	(67)
Less: Cost of treasury stock	(91,678)	(91,678)

Total stockholders’ equity	68,613	59,772

Total liabilities and stockholders’ equity	$108,735	$94,480

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2008	2007	2008	2007

Revenues:
License fees	$14,818	$7,475	$30,227	$15,399
Service fees	2,242	1,573	4,197	3,373

Total revenues	17,060	9,048	34,424	18,772

Cost of revenues:
License fees	83	227	242	492
Service fees	1,719	1,960	3,517	3,957
Amortization of purchased technology	—	291	71	583

Total cost of revenues	1,802	2,478	3,830	5,032

Gross margin	15,258	6,570	30,594	13,740

Operating expenses:
Research and development	6,569	4,306	11,672	8,852
Sales and marketing	2,769	2,705	5,640	6,845
General and administrative	5,586	4,411	9,513	8,639
Restructuring	44	885	113	3,096

Total operating expenses	14,968	12,307	26,938	27,432

Income (loss) from operations	290	(5,737)	3,656	(13,692)

Interest and other income (expenses), net	(403)	462	274	1,035

Income (loss) before income taxes	(113)	(5,275)	3,930	(12,657)

Income tax expense	1,252	681	2,803	1,310

Net income (loss)	$(1,365)	$(5,956)	$1,127	$(13,967)

Earnings (loss) per share:
Basic	$(0.05)	$(0.23)	$0.04	$(0.55)
Diluted	$(0.05)	$(0.23)	$0.04	$(0.55)

Shares used in earnings (loss) per share calculation:
Basic	27,431	25,686	27,291	25,580
Diluted	27,431	25,686	29,114	25,580
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended
	March 31,	December 31,	March 31,	Six months ended March 31,
	2008	2007	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$(1,365)	$2,492	$(5,956)	$1,127	$(13,967)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	501	550	827	1,051	1,712
Stock-based compensation	3,665	1,022	1,604	4,687	2,755
Loss from disposal of fixed assets	—	33	(1)	33	27
Change in operating assets and liabilities:
Accounts receivable	942	1,319	(889)	2,261	1,603
Prepaid royalties and maintenance	3	29	25	32	68
Other assets	(882)	332	1,001	(550)	1,090
Accounts payable	(177)	174	55	(3)	(1,559)
Accrued compensation and related liabilities	645	(933)	(235)	(288)	(1,036)
Deferred revenue	2,267	197	4,673	2,464	2,224
Income taxes	1,755	1,452	271	3,207	343
Accrued restructuring charges	(246)	(1,230)	(1,206)	(1,476)	(2,276)
Other accrued liabilities	348	530	(707)	878	(1,756)

Net cash provided by (used in) operating activities	7,456	5,967	(538)	13,423	(10,772)

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	—	55,306	—	103,435
Proceeds from maturities of marketable securities	—	—	8,500	—	8,500
Purchases of marketable securities	—	—	(41,100)	—	(89,125)
Purchases of property and equipment	(316)	(615)	(12)	(931)	(100)
Purchases of technology	—	—	—	—	—

Net cash provided by investing activities	(316)	(615)	22,694	(931)	22,710

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	1,355	2,195	1,007	3,550	1,572

Net cash provided by financing activities	1,355	2,195	1,007	3,550	1,572

Effect of changes in exchange rates	191	47	4	238	40

Net increase in cash and cash equivalents	8,686	7,594	23,167	16,280	13,550
Cash and cash equivalents at beginning of period	70,299	62,705	25,126	62,705	34,743

Cash and cash equivalents at end of period	$78,985	$70,299	$48,293	$78,985	$48,293

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND
NET EARNINGS (LOSS) PER SHARE
(in thousands, except per share data)
(unaudited)

		Three months ended
		March 31,	December 31,	March 31,	Six months ended March 31,
		2008	2007	2007	2008	2007
GAAP net income (loss)		$(1,365)	$2,492	$(5,956)	$1,127	$(13,967)
Equity-based compensation expense under SFAS No. 123(R)	(1)	3,665	1,022	1,568	4,687	2,703
Restructuring	(2)	44	69	885	113	3,096
Amortization of purchased technology	(3)	—	71	291	71	583

Non-GAAP net income (loss)		$2,344	$3,654	$(3,212)	$5,998	$(7,585)

Non-GAAP earnings (loss) per share:
Basic		$0.09	$0.13	$(0.13)	$0.22	$(0.30)
Diluted		$0.08	$0.13	$(0.13)	$0.21	$(0.30)
Shares used in earnings (loss) per share calculation:
Basic		27,431	27,149	25,686	27,291	25,580
Diluted		29,514	28,961	25,686	29,114	25,580
These adjustments reconcile the Company’s GAAP net income (loss) to the reported non-GAAP net income (loss). The Company believes that presentation of net income and net income per share excluding equity-based compensation, restructuring cost, and amortization of purchase technology provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation and restructuring costs are excluded from non-GAAP financial results since they may not be considered directly related to our on-going business operations. Amortization of purchased technology is excluded from non-GAAP financial results since it generally cannot be changed by management after an acquisition of technology has occured. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.
(1)	This number represents equity-based compensation expense related to the Company’s adoption of SFAS No. 123(R) beginning October 1, 2005. For the three months ended March 31, 2008, equity-based compensation was $3.7 million, allocated as follows: $0.1 million to cost of goods sold, $1.0 million to research and development, $0.4 million to sales and marketing and $2.2 million to general and administrative. For the three months ended December 31, 2007, equity-based compensation was $1.0 million, allocated as follows: $0.1 million to cost of goods sold, $0.2 million to research and development, $0.2 million to sales and marketing and $0.5 million to general and administrative. For the three months ended March 31, 2007, equity-based compensation was $1.6 million, allocated as follows: $0.1 million to cost of goods sold, $0.3 million to research and development, $0.2 million to sales and marketing and $1.0 million to general and administrative. For the six months ending March 31, 2008, equity-based compensation was $4.7 million, allocated as follows: $0.2 million to cost of goods sold, $1.1 million to research and development, $0.6 million to sales and marketing and $2.8 million to general and administrative. For the six months ending March 31, 2007, equity-based compensation was $2.7 million, allocated as follows: $0.1 million to cost of goods sold, $0.6 million to research and development, $0.5 million to sales and marketing and $1.5 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS No. 123(R) are reflected in net income.
The quarter ended March 31, 2008 is the first quarter during in which the Company reported equity-based compensation expense under SFAS No. 123(R) in respect of stock options granted to the Company’s four most senior executives as approved by the Company’s stockholders on January 2, 2008 (the “Performance Options”). Of the $3.7 million of equity-based compensation for the three moths ended March 31, 2008, $2.0 million was due to equity-based compensation expense which resulted from the grant of the Performance Options.
(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006, in September 2006, November 2006 and September 2007. For the three months ended March 31, 2008, cost related to exiting and terminating 2 facility leases totaled approximately $47,000 and severance and benefits decreased for over accrued employer taxes of approximately $3,000. For the three months ended December 31, 2007, severance and benefits totaled $0.1 million and cost related to exiting and terminating 2 facility leases totaled $0.1 million. These costs were partly offset when the Company decreased its fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to projected income from the signing of a new sublease over the remaining term of the lease. For the three months ending March 31, 2007, restructuring costs were $0.9 million. The Company decreased the September and November 2006 restructuring reserves by $0.1 million due to a revised projection of outplacement and health insurance benefits liability. Also, costs related to terminating facility leases totaled $1.0 million. For the six months ending March 31, 2008, restructuring costs were $0.1 million. The severance and benefits costs totaled approximately $80,000. The facilities lease costs totaled approximately $30,000. For the six months ending March 31, 2007, restructuring costs were $3.1 million. The severance and benefits costs totaled $1.8 million. Included as part of the total severance and benefits cost, the Company decreased the September and November 2006 restructuring reserves by $0.1 million due to a revised projection of outplacement and health insurance benefits liability. Costs related to terminating facility leases totaled $1.3 million. Included as part of the total lease termination cost, the Company decreased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to a revised projection of the liability over the remaining term of the lease. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance.
(3)	This number represents amorization of purchase technology in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) and SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”). For the three months ended March 31, 2008, there was no amortization of purchased technology. For the six months ending March 31, 2008, amortization of purchase technology was $0.1 million allocated to cost of goods sold. Future acquisitions may cause amortization expenses to be higher than these amounts. For the three months ended December 31, 2007, amortization of purchase technology was $0.1 million allocated to cost of goods sold. For the three months ended March 31, 2007, amortization of purchase technology was $0.3 million allocated to cost of goods sold. For the six months ending March 31, 2007, amortization of purchase technology was $0.6 million allocated to cost of goods sold.